UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2009

HEICO Corporation
(Exact name of registrant as specified in its charter)

Florida	1-4604	65-0341002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Taft Street, Hollywood, Florida	33021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (954) 987-4000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On September 30, 2009, HEICO Corporation (the "Company") announced that its Board of Directors elected each of Eric A. Mendelson and Victor H. Mendelson as Co-Presidents of the Company effective October 1, 2009. Eric Mendelson and Victor Mendelson will relinquish their positions as Executive Vice Presidents of the Company effective October 1, 2009. Eric Mendelson remains the President and Chief Executive Officer of HEICO Aerospace Holdings Corp., a subsidiary of the Company, President of HEICO Aerospace Corporation, a subsidiary of the Company, and a director of the Company. Victor Mendelson remains President and Chief Executive Officer of HEICO Electronic Technologies Corp., a subsidiary of the Company, and a director of the Company.

     Effective October 1, 2009, Laurans A. Mendelson will relinquish the position of President of the Company. Laurans Mendelson remains the Chairman and Chief Executive Officer of the Company.

     Eric Mendelson, 43, has been an employee of the Company since 1990, serving in various capacities. Mr. Mendelson has served as Executive Vice President of the Company since 2001, President and Chief Executive Officer of HEICO Aerospace Holdings Corp., a subsidiary of the Company, since its formation in 1997 and President of HEICO Aerospace Corporation since 1993. Mr. Mendelson is a co-founder, and, since 1987, has been Managing Director of Mendelson International Corporation, a private investment company, which is a shareholder of the Company. In addition, Mr. Mendelson is a member of the Board of Trustees of Mount Sinai Medical Center in Miami Beach, Florida and Ransom Everglades School in Coconut Grove, Florida, as well as a member of the Executive Committee of the Columbia College Alumni Association. Eric Mendelson is the son of Laurans Mendelson and the brother of Victor Mendelson. Eric Mendelson is considered an "inside" Director under New York Stock Exchange rules.

     Victor Mendelson, 41, has been associated with the Company since 1990, serving in various capacities. Mr. Mendelson has served as Executive Vice President of the Company since 2001, President and Chief Executive Officer of HEICO Electronic Technologies Corp., a subsidiary of the Company, since September 1996. He served as General Counsel of the Company from 1993 to September 2008 and Vice President of the Company from 1996 to 2001. In addition, Mr. Mendelson was the Chief Operating Officer of the Company's former MediTek Health Corp. subsidiary from 1995 until its profitable sale in 1996. Mr. Mendelson is a co-founder, and, since 1987, has been President of Mendelson International Corporation, a private investment company which is a shareholder of the Company. He is a member of the Board of Visitors of Columbia College in New York City, a Trustee of St. Thomas University in Miami Gardens, Florida and a Director of the Florida Grand Opera. Victor Mendelson is the son of Laurans Mendelson and the brother of Eric Mendelson. Victor Mendelson is considered an "inside" director under New York Stock Exchange rules.

     A copy of the Company's press release announcing the election of Eric Mendelson and Victor Mendelson as Co-Presidents of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1   Press Release of the Company, dated September 30, 2009.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO Corporation (Registrant)
September 30, 2009 (Date)	/s/ THOMAS S. IRWIN Thomas S. Irwin Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company, dated September 30, 2009.